UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-CSR

CERTIFIED SHAREHOLDER REPORT OF REGISTERED MANAGEMENT
INVESTMENT COMPANIES

Investment Company Act file number	811-4748

Dreyfus Premier Fixed Income Funds
(Exact name of Registrant as specified in charter)

c/o The Dreyfus Corporation
200 Park Avenue
New York, New York 10166
(Address of principal executive offices) (Zip code)

Mark N. Jacobs, Esq.
200 Park Avenue
New York, New York 10166
(Name and address of agent for service)

Registrant's telephone number, including area code:	(212) 922-6000

Date of fiscal year end:	10/31

Date of reporting period:	4/30/2007

FORM N-CSR

Item 1.	Reports to Stockholders.

Save time. Save paper. View your next shareholder report online as soon as it’s available. Log into www.dreyfus.com and sign up for Dreyfus eCommunications. It’s simple and only takes a few minutes.

The views expressed in this report reflect those of the portfolio manager only through the end of the period covered and do not necessarily represent the views of Dreyfus or any other person in the Dreyfus organization. Any such views are subject to change at any time based upon market or other conditions and Dreyfus disclaims any responsibility to update such views.These views may not be relied on as investment advice and, because investment decisions for a Dreyfus fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Dreyfus fund.

Not FDIC-Insured • Not Bank-Guaranteed • May Lose Value

Contents

T H E F U N D

2	A Letter from the CEO
3	Discussion of Fund Performance
6	Understanding Your Fund’s Expenses
6	Comparing Your Fund’s Expenses
With Those of Other Funds
7	Statement of Investments
26	Statement of Financial Futures
26	Statement of Options Written
27	Statement of Assets and Liabilities
28	Statement of Operations
29	Statement of Changes in Net Assets
31	Financial Highlights
39	Notes to Financial Statements
F O R M O R E I N F O R M AT I O N

Back Cover

The Fund

Dreyfus Premier
Core Bond Fund

A L E T T E R F R O M T H E C E O

Dear Shareholder:

We are pleased to present this semiannual report for Dreyfus Premier Core Bond Fund, covering the six-month period from November 1, 2006, through April 30, 2007.

The U.S. economy moderated throughout the reporting period as cooling housing markets took their toll on consumer and business spending.Yet, labor markets remained quite strong, and key measures of inflation stayed stubbornly above the Federal Reserve’s stated “comfort zone.” Dreyfus’ chief economist believes that these seemingly conflicting signals may be the result of a lag between the current downturn in housing activity and its likely dampening effect on housing-related employment. In his view, inflationary pressures may moderate over the coming months in an environment of modestly higher unemployment rates and sub-par economic growth.

The likely implications of this economic outlook include a long pause in Fed policy before an eventual easing of short-term interest rates, a modest drop in 10-year Treasury bond yields, decelerating corporate earnings, high levels of mergers-and-acquisitions activity and a probable continuation of the ongoing shift in investor sentiment toward higher quality stocks.We expect these developments to produce both challenges and opportunities in fixed-income markets, and your financial advisor can help determine the appropriate asset allocation strategy for you.

For information about how the fund performed during the reporting period, as well as market perspectives, we have provided a Discussion of Fund Performance given by the fund’s Portfolio Manager.

Thank you for your continued confidence and support.

2

D I S C U S S I O N O F F U N D P E R F O R M A N C E

Kent Wosepka, Portfolio Manager

How did Dreyfus Premier Core Bond Fund perform relative to its benchmark?

For the six-month period ended April 30, 2007, the fund’s Class A shares achieved a 3.16% total return and distributed aggregate income dividends of $0.36 per share, Class B shares achieved a 2.97% total return and distributed aggregate income dividends of $0.32 per share, Class C shares achieved a 2.86% total return and distributed aggregate income dividends of $0.31 per share, and Class R shares achieved a 3.30% total return and distributed aggregate income dividends of $0.38 per share.1 Please note that effective June 1, 2007, Class R shares were renamed Class I shares. The fund’s benchmark, the Lehman Brothers U.S.Aggregate Index (the “Index”), produced a total return of 2.64% for the same period.2

The U.S. bond market fared relatively well in an environment characterized by stable short-term interest rates and slowing economic growth. The fund produced higher returns than its benchmark, mainly due to strong contributions from out-of-Index holdings such as high-yield bonds and credit default swaps on sub-prime mortgages.

What is the fund’s investment approach?

The fund seeks to maximize total return through capital appreciation and current income. At least 80% of the fund must be invested in bonds, which include U.S.Treasury securities, U.S. government agency securities, corporate bonds, mortgage- and asset-backed securities, convertible securities and preferred stocks.The fund may invest up to 35% of its assets in bonds of below investment-grade credit quality, also known as high yield securities. However, the fund seeks to maintain an overall portfolio credit quality of investment-grade (BBB or higher).

What other factors affected the fund’s performance?

Generally low market volatility helped support bond prices during the reporting period, as investors grew increasingly confident that the Federal Reserve Board (the “Fed”) would keep the overnight federal funds rate unchanged at 5.25% over the foreseeable future. Faced with

T h e F u n d 3

D I S C U S S I O N O F F U N D P E R F O R M A N C E (continued)

slowing economic growth and stubbornly high inflationary pressures, the Fed is attempting to keep the U.S. economy growing without stimulating a reacceleration of inflation by cutting interest rates or risking a recession by raising them.Although the low-volatility market environment was interrupted in late February and early March by turmoil in the U.S. sub-prime mortgage sector, the market subsequently regained its footing, and bond prices ended the reporting period little changed from where they began.

As a result, the majority of the fund’s returns were derived from current income. Income contributions proved to be particularly strong from higher yielding market sectors, including high yield bonds.To help mitigate the risks that lower-rated bonds typically entail, we focused primarily on high yield securities with maturities in the one- to two-year range, which tend to be less sensitive to changes in perceived credit quality and interest rates.We found such opportunities from issuers that we believed exhibited improving credit characteristics, including gaming companies and the financing arms of major automobile manufacturers.

The fund also benefited from its holdings of investment-grade corporate bonds, where we attempted to avoid issuers that we regarded as susceptible to the risk of leveraged buyouts. Accordingly, we emphasized regulated industries, such as utilities and real estate investment trusts, and we favored shorter-maturity bonds, which may be tendered by their issuers to improve cash flow in the event of a leveraged buyout.

Although reports of rising delinquencies among sub-prime mortgage holders roiled the financial markets in the first quarter of 2007, we had prepared the fund for weakness in the sector by purchasing credit default swaps on baskets of sub-prime mortgage-backed securities and individual securities backed by sub-prime home equity loans. These positions effectively enabled the fund to profit from sharp declines in the value of the underlying securities.

Detractors from the fund’s performance were relatively mild during the reporting period. During the fourth quarter of 2006, a tactical position in Treasury Inflation Protected Securities (TIPS) lost value when energy prices fell and expectations of higher inflation proved to be unfounded. Although the fund’s slightly longer-than-average duration posture detracted from the fund’s relative performance to a modest

4

degree, any duration-related weakness was more than offset by our yield-curve strategy, which emphasized intermediate-term bonds and de-emphasized bonds at the longer end of the maturity range. We employed derivative instruments to help us establish the fund’s duration and yield-curve positions.

What is the fund’s current strategy?

Recently mixed economic and inflation data continue to suggest that the Fed is likely to remain on hold for some time, and we expect yields of 10-year U.S.Treasury securities to trade in a relatively narrow range.We therefore have maintained our emphasis on income-oriented securities, including shorter-maturity high yield bonds and investment-grade credits from issuers that we regard as unlikely leveraged buyout targets.We have maintained relatively light exposure to mortgage-backed securities, which we believe are richly valued. However, we have begun to increase the fund’s exposure to non-dollar securities from foreign governments, such as Brazil and Mexico, where yields and interest-rate trends appear attractive to us.

June 1, 2007

The fund may use derivative instruments, such as options, futures and options on futures, forward contracts, swaps (including credit default swaps on corporate bonds and asset-backed securities), options on swaps, and other credit derivatives. A small investment in derivatives could have a potentially large impact on the fund’s performance.The use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in the underlying assets.
Credit default swaps and similar instruments involve greater risks than if the fund had invested in the reference obligation directly, since, in addition to general market risks, they are subject to illiquidity risk, counterparty risk and credit risks.
[1]	Total return includes reinvestment of dividends and any capital gains paid, and does not take into consideration the maximum initial sales charge in the case of Class A shares, or the applicable contingent deferred sales charges imposed on redemptions in the case of Class B and Class C shares. Had these charges been reflected, returns would have been lower. Past performance is no guarantee of future results. Share price, yield and investment return fluctuate such that upon redemption, fund shares may be worth more or less than their original cost. Return figures provided reflect the absorption of certain fund expenses by The Dreyfus Corporation pursuant to an agreement in effect through September 30, 2007, at which time it may be extended, modified or terminated. Had these expenses not been absorbed, the fund’s returns would have been lower.
[2]	SOURCE: LIPPER INC. — Reflects reinvestment of dividends and, where applicable, capital gain distributions.The Lehman Brothers U.S. Aggregate Index is a widely accepted, unmanaged total return index of corporate, U.S. government and U.S. government agency debt instruments, mortgage-backed securities and asset-backed securities with an average maturity of 1-10 years.

T h e F u n d 5

U N D E R S TA N D I N G YO U R F U N D ’ S E X P E N S E S ( U n a u d i t e d )

As a mutual fund investor, you pay ongoing expenses, such as management fees and other expenses. Using the information below, you can estimate how these expenses affect your investment and compare them with the expenses of other funds.You also may pay one-time transaction expenses, including sales charges (loads) and redemption fees, which are not shown in this section and would have resulted in higher total expenses. For more information, see your fund’s prospectus or talk to your financial adviser.

Review your fund’s expenses

The table below shows the expenses you would have paid on a $1,000 investment in Dreyfus Premier Core Bond from November 1, 2006 to April 30, 2007. It also shows how much a $1,000 investment would be worth at the close of the period, assuming actual returns and expenses.

Expenses and Value of a $1,000 Investment
assuming actual returns for the six months ended April 30, 2007
	Class A	Class B	Class C	Class R

Expenses paid per $1,000 †	$ 4.89	$ 740	$ 8.70	$ 3.68
Ending value (after expenses)	$1,031.60	$1,029.70	$1,028.60	$1,033.00

C O M P A R I N G Y O U R F U N D ’ S E X P E N S E S W I T H T H O S E O F O T H E R F U N D S ( U n a u d i t e d )

Using the SEC’s method to compare expenses

The Securities and Exchange Commission (SEC) has established guidelines to help investors assess fund expenses. Per these guidelines, the table below shows your fund’s expenses based on a $1,000 investment, assuming a hypothetical 5% annualized return. You can use this information to compare the ongoing expenses (but not transaction expenses or total cost) of investing in the fund with those of other funds.All mutual fund shareholder reports will provide this information to help you make this comparison. Please note that you cannot use this information to estimate your actual ending account balance and expenses paid during the period.

Expenses and Value of a $1,000 Investment
assuming a hypothetical 5% annualized return for the six months ended April 30, 2007
	Class A	Class B	Class C	Class R

Expenses paid per $1,000 †	$ 4.86	$ 7.35	$ 8.65	$ 3.66
Ending value (after expenses)	$1,019.98	$1,017.50	$1,016.22	$1,021.17

† Expenses are equal to the fund’s annualized expense ratio of .97% for Class A, 1.47% for Class B, 1.73% for Class C and .73% for Class R, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

6

S TAT E M E N T O F I N V E S T M E N T S
A p r i l 3 0 , 2 0 0 7 ( U n a u d i t e d )

	Coupon	Maturity	Principal
Bonds and Notes—135.9%	Rate (%)	Date	Amount ($)	Value ($)

Aerospace & Defense—.1%
L-3 Communications,
Gtd. Bonds	3.00	8/1/35	625,000	678,906
Agricultural—.4%
Philip Morris,
Debs.	7.75	1/15/27	2,000,000 [a]	2,399,368
Asset-Backed Ctfs./
Auto Receivables—1.8%
Capital Auto Receivables Asset
Trust, Ser. 2005-1, Cl. D	6.50	5/15/12	1,100,000 [b]	1,088,978
Capital Auto Receivables Asset
Trust, Ser. 2007-1, Cl. D	6.57	9/16/13	708,000 [b]	707,940
Capital One Auto Finance Trust,
Ser. 2003-B, Cl. A4	3.18	9/15/10	204,002	202,696
Ford Credit Auto Owner Trust,
Ser. 2004-A, Cl. C	4.19	7/15/09	1,400,000	1,393,424
Ford Credit Auto Owner Trust,
Ser. 2005-B, Cl. B	4.64	4/15/10	1,985,000	1,973,820
Ford Credit Auto Owner Trust,
Ser. 2006-B, Cl. D	7.12	2/15/13	900,000 [b]	925,841
GS Auto Loan Trust,
Ser. 2004-1, Cl. A4	2.65	5/16/11	315,755	314,352
Hyundai Auto Receivables Trust,
Ser. 2006-A, Cl. A2	5.13	2/16/09	484,999	485,206
Navistar Financial Owner Trust,
Ser. 2003-A, Cl. A4	2.24	11/15/09	393,061	392,797
Onyx Acceptance Grantor Trust,
Ser. 2003-D, Cl. A4	3.20	3/15/10	327,325	323,905
WFS Financial Owner Trust,
Ser. 2004-1, Cl. A4	2.81	8/22/11	309,017	305,465
WFS Financial Owner Trust,
Ser. 2005-2, Cl. B	4.57	11/19/12	2,560,000	2,541,005
				10,655,429
Asset-Backed Ctfs./
Credit Cards—5.4%
BA Credit Card Trust,
Ser. 2007-B1, Cl. B1	5.40	6/15/12	10,310,000 [c]	10,296,710
Bank of America Credit Card Trust,
Ser. 2006-B3, Cl. B3	5.40	1/17/12	2,930,000 [c]	2,933,091

T h e F u n d 7

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Asset-Backed Ctfs./
Credit Cards (continued)
Chase Issuance Trust,
Ser. 2005-B1, Cl. B1	5.46	12/15/10	6,820,000 [c]	6,829,403
Citibank Credit Card Issuance
Trust, Ser. 2003-A9, Cl. A9	5.44	11/22/10	590,000 [c]	590,989
MBNA Credit Card Master Note
Trust, Ser. 2002-C1, Cl. C1	6.80	7/15/14	11,322,000	12,065,200
				32,715,393
Asset-Backed Ctfs./
Home Equity Loans—6.9%
Bayview Financial Acquisition
Trust, Ser. 2005-B, Cl. 1A6	5.21	4/28/39	2,550,000 [c]	2,492,092
Centex Home Equity,
Ser. 2006-A, Cl. AV1	5.37	6/25/36	848,948 [c]	849,507
Citigroup Mortgage Loan Trust,
Ser. 2005-WF1, Cl. A5	5.01	2/25/35	2,350,000 [c]	2,297,172
Citigroup Mortgage Loan Trust,
Ser. 2005-OPT1, Cl. A1B	5.53	2/25/35	36,162 [c]	36,188
Credit Suisse Mortgage Capital
Certificates, Ser. 2007-1,
Cl. 1A6A	5.86	2/25/37	1,715,000 [c]	1,725,794
Credit-Based Asset Servicing and
Securitization, Ser. 2005-CB4,
Cl. AV1	5.42	8/25/35	200,242 [c]	200,363
Credit-Based Asset Servicing and
Securitization, Ser. 2005-CB8,
Cl. AF5	5.65	12/25/35	3,167,000 [c]	3,137,183
Credit-Based Asset Servicing and
Securitization, Ser. 2007-CB2,
Cl. A2A	5.89	2/25/37	4,251,592 [c]	4,251,214
Home Equity Asset Trust,
Ser. 2005-5, Cl. 2A1	5.43	11/25/35	467,031 [c]	467,356
Home Equity Asset Trust,
Ser. 2005-8, Cl. M4	5.90	2/25/36	1,870,000 [c]	1,842,682
Morgan Stanley Mortgage Loan
Trust, Ser. 2006-15XS, Cl. A6B	5.83	11/25/36	955,000 [c]	962,289
Nationstar Home Equity Loan Trust,
Ser. 2007-A, Cl. AV2	5.42	3/25/37	4,650,000 [c]	4,650,374
Popular ABS Mortgage Pass-Through
Trust, Ser. 2005-6, Cl. M1	5.91	1/25/36	2,100,000 [c]	2,101,959

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Asset-Backed Ctfs./
Home Equity Loans (continued)
Renaissance Home Equity Loan
Trust, Ser. 2006-4, Cl. AV1	5.39	1/25/37	1,021,985 [c]	1,022,464
Residential Asset Mortgage
Products, Ser. 2004-RS12, Cl. AI6	4.55	12/25/34	1,450,000	1,390,466
Residential Asset Mortgage
Products, Ser. 2005-RS2, Cl. M2	5.80	2/25/35	2,105,000 [c]	2,116,765
Residential Asset Mortgage
Products, Ser. 2005-RS2, Cl. M3	5.87	2/25/35	600,000 [c]	603,767
Residential Asset Securities,
Ser. 2003-KS7, Cl. MI3	5.75	9/25/33	1,082,888	1,029,645
Residential Asset Securities,
Ser. 2005-EMX3, Cl. M1	5.75	9/25/35	2,290,000 [c]	2,290,553
Residential Asset Securities,
Ser. 2005-AHL2, Cl. M2	5.76	10/25/35	875,000 [c]	875,938
Residential Asset Securities,
Ser. 2005-EMX3, Cl. M2	5.77	9/25/35	2,585,000 [c]	2,586,588
Residential Asset Securities,
Ser. 2005-AHL2, Cl. M3	5.79	10/25/35	555,000 [c]	544,666
Residential Funding Mortgage
Securities II, Ser. 2006-HSA2,
Cl. AI1	5.43	3/25/36	422,908 [c]	423,155
Saxon Asset Securities Trust,
Ser. 2004-2, Cl. AF2	4.15	8/25/35	2,476,767 [c]	2,463,685
Soundview Home Equity Loan Trust,
Ser. 2005-B, Cl. M2	5.73	5/25/35	1,400,000 [c]	1,393,749
				41,755,614
Asset-Backed Ctfs./
Manufactured Housing—.8%
Green Tree Financial,
Ser. 1994-7, Cl. M1	9.25	3/15/20	2,019,571	2,086,611
Origen Manufactured Housing,
Ser. 2005-B, Cl. A2	5.25	12/15/18	1,500,000	1,498,806
Origen Manufactured Housing,
Ser. 2005-B, Cl. M2	6.48	1/15/37	1,000,000	1,004,274
				4,589,691
Automobile Manufacturers—1.4%
Daimler Chrysler N.A. Holding,
Gtd. Notes	5.69	3/13/09	1,950,000 [c]	1,954,569

T h e F u n d 9

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Automobile Manufacturers (continued)
DaimlerChrysler N.A. Holding,
Notes	4.88	6/15/10	1,100,000	1,090,473
DaimlerChrysler N.A. Holding,
Gtd. Notes	5.77	3/13/09	1,925,000 [c]	1,931,865
DaimlerChrysler N.A. Holding,
Gtd. Notes, Ser. E	5.89	10/31/08	3,745,000 [c]	3,765,451
				8,742,358
Automotive, Trucks & Parts—.1%
Goodyear Tire & Rubber,
Sr. Notes	9.14	12/1/09	380,000 [b,c]	385,700
Banks—6.4%
Capital One Financial,
Sr. Unsub. Notes	5.62	9/10/09	2,500,000 [c]	2,507,840
Chevy Chase Bank,
Sub. Notes	6.88	12/1/13	1,710,000	1,804,050
Chuo Mitsui Trust & Banking,
Sub. Notes	5.51	12/29/49	3,090,000 [b,c]	3,003,063
Colonial Bank N.A./Montgomery, AL,
Sub. Notes	6.38	12/1/15	1,530,000	1,588,301
Colonial Bank N.A./Montgomery, AL,
Sub. Notes	8.00	3/15/09	540,000	563,853
Glitnir Banki,
Unscd. Bonds	7.45	9/14/49	1,915,000 [b,c]	2,071,163
ICICI Bank,
Bonds	5.90	1/12/10	850,000 [b,c]	853,903
Industrial Bank of Korea,
Sub. Notes	4.00	5/19/14	3,305,000 [b,c]	3,216,244
Islandsbanki,
Notes	5.52	10/15/08	1,025,000 [b,c]	1,023,842
Landsbanki Islands,
Sr. Notes	6.06	8/25/09	3,225,000 [b,c]	3,261,965
Popular North America,
Notes	5.69	12/12/07	1,815,000 [c]	1,818,871
Sovereign Bancorp,
Sr. Unscd. Notes	5.58	3/23/10	1,850,000 [c]	1,850,784
Sovereign Bancorp,
Sr. Notes	5.64	3/1/09	2,965,000 [c]	2,974,713
SunTrust Preferred Capital I,
Bank Gtd. Notes	5.85	12/31/49	440,000 [a,c]	447,645

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Banks (continued)
USB Capital IX,
Gtd. Notes	6.19	4/15/49	6,410,000 [c]	6,587,480
Western Financial Bank,
Sub. Debs.	9.63	5/15/12	2,390,000	2,593,465
Zions Bancorporation,
Sr. Unscd. Notes	5.48	4/15/08	3,000,000 [c]	3,002,193
				39,169,375
Building & Construction—1.1%
American Standard,
Gtd. Notes	7.38	2/1/08	2,115,000	2,138,438
Centex,
Notes	4.75	1/15/08	1,010,000	1,006,912
D.R. Horton,
Gtd. Notes	5.88	7/1/13	1,870,000	1,825,498
Masco,
Sr. Unscd. Notes	5.66	3/12/10	1,620,000 [c]	1,624,231
				6,595,079
Chemicals—.5%
Equistar Chemicals/Funding,
Gtd. Notes	10.13	9/1/08	735,000	779,100
Lubrizol,
Debs.	6.50	10/1/34	955,000 [a]	960,419
RPM International,
Sr. Notes	4.45	10/15/09	1,415,000	1,387,726
				3,127,245
Commercial &
Professional Services—.4%
ERAC USA Finance,
Notes	5.61	4/30/09	965,000 [b,c]	967,799
ERAC USA Finance,
Notes	7.95	12/15/09	1,095,000 [b]	1,165,341
				2,133,140
Commercial Mortgage
Pass-Through Ctfs.—5.0%
Bayview Commercial Asset Trust,
Ser. 2006-SP2, Cl. A	5.60	1/25/37	2,512,967 [b,c]	2,512,967
Bayview Commercial Asset Trust,
Ser. 2005-3A, Cl. A2	5.72	11/25/35	2,386,309 [b,c]	2,391,902

T h e F u n d 11

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Commercial Mortgage
Pass-Through Ctfs. (continued)
Bayview Commercial Asset Trust,
Ser. 2003-1, Cl. A	5.90	8/25/33	634,721 [b,c]	635,328
Bayview Commercial Asset Trust,
Ser. 2003-2, Cl. A	5.90	12/25/33	798,608 [b,c]	799,481
Bayview Commercial Asset Trust,
Ser. 2005-4A, Cl. M5	5.97	1/25/36	975,874 [b,c]	966,115
Bayview Commercial Asset Trust,
Ser. 2004-1, Cl. M2	6.52	4/25/34	348,041 [b,c]	354,785
Bayview Commercial Asset Trust,
Ser. 2006-2A, Cl. B3	8.02	7/25/36	359,496 [b,c]	359,493
Bayview Commercial Asset Trust,
Ser. 2005-3A, Cl. B3	8.32	11/25/35	587,347 [b,c]	596,595
Bear Stearns Commercial Mortgage
Securities, Ser. 2004-PWR5,
Cl. A2	4.25	7/11/42	1,550,000	1,517,883
Bear Stearns Commercial Mortgage
Securities, Ser. 2005-T18, Cl. A2	4.56	2/13/42	1,900,000 [c]	1,872,944
Calwest Industrial Trust,
Ser. 2002-CALW, Cl. A	6.13	2/15/17	2,035,000 [b]	2,112,385
Credit Suisse/Morgan Stanley
Commercial Mortgage
Certificates, Ser. 2006-HC1A,
Cl. A1	5.51	5/15/23	3,150,000 [b,c]	3,152,600
Crown Castle Towers,
Ser. 2005-1A, Cl. D	5.61	6/15/35	1,815,000 [b]	1,816,416
Crown Castle Towers,
Ser. 2006-1A, Cl. D	5.77	11/15/36	960,000 [b]	960,005
Global Signal Trust,
Ser. 2006-1, Cl. D	6.05	2/15/36	2,275,000 [b]	2,288,651
Global Signal Trust,
Ser. 2006-1, Cl. E	6.50	2/15/36	550,000 [b]	539,858
GMAC Commercial Mortgage
Securities, Ser. 2003-C3, Cl. A2	4.22	4/10/40	1,475,000	1,447,433
SBA CMBS Trust,
Ser. 2006-1A, Cl. D	5.85	11/15/36	890,000 [b]	892,827
Washington Mutual Asset
Securities, Ser. 2003-C1A, Cl. A	3.83	1/25/35	5,360,149 [b]	5,205,648
				30,423,316

		Coupon	Maturity	Principal
Bonds and Notes (continued)		Rate (%)	Date	Amount ($)	Value ($)

Diversified Financial Services—10.0%
Ameriprise Financial,
Jr. Sub. Notes		7.52	6/1/66	3,050,000 [c]	3,315,728
Amvescap,
Gtd. Notes		5.63	4/17/12	3,165,000	3,187,003
Bear Stearns,
Notes		5.45	2/23/10	4,545,000 [c]	4,547,218
CIT Group,
Sr. Notes		5.51	8/15/08	2,820,000 [a,c]	2,821,695
Countrywide Home Loans,
Notes		4.13	9/15/09	2,010,000	1,957,816
FCE Bank,
Notes	EUR	4.91	9/30/09	1,350,000 [c,d]	1,808,257
Ford Motor Credit,
Notes		5.63	10/1/08	2,675,000	2,633,859
Ford Motor Credit,
Unscd. Notes		6.18	9/28/07	3,200,000 [c]	3,199,994
Fuji JGB Investment,
Sub. Bonds		9.87	12/29/49	1,620,000 [b,c]	1,700,519
Glencore Funding,
Gtd. Notes		6.00	4/15/14	1,630,000 [b]	1,629,995
HSBC Finance,
Sr. Notes		5.70	9/14/12	4,195,000 [a,c]	4,214,171
Jefferies Group,
Sr. Unscd. Notes		7.75	3/15/12	1,050,000	1,147,528
Kaupthing Bank,
Sr. Notes		6.06	1/15/10	2,960,000 [b,c]	2,987,188
Leucadia National,
Sr. Unscd. Notes		7.00	8/15/13	1,520,000	1,531,400
MBNA Capital,
Gtd. Cap. Secs., Ser. A		8.28	12/1/26	1,300,000	1,359,631
Merrill Lynch,
Notes, Ser. C		5.58	2/5/10	887,000 [a,c]	890,458
Residential Capital,
Gtd. Notes		6.38	6/30/10	1,645,000	1,650,563
Residential Capital,
Gtd. Notes		6.66	11/21/08	1,275,000 [c]	1,278,239
Residential Capital,
Gtd. Notes		7.19	4/17/09	3,300,000 [b,c]	3,286,262

T h e F u n d 13

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Diversified Financial
Services (continued)
SB Treasury,
Bonds	9.40	12/29/49	3,330,000 [b,c]	3,476,670
SLM,
Notes, Ser. A	5.50	7/27/09	3,105,000 [a,c]	3,052,687
St. George Funding,
Bonds	8.49	12/29/49	4,805,000 [b,c]	5,021,475
Tokai Preferred Capital,
Bonds	9.98	12/29/49	3,115,000 [b,c]	3,271,825
Windsor Financing,
Gtd. Notes	5.88	7/15/17	821,779 [b]	826,017
				60,796,198
Diversified Metals & Mining—.4%
Falconbridge,
Bonds	5.38	6/1/15	375,000	372,560
Noranda,
Notes	6.00	10/15/15	2,270,000	2,352,789
				2,725,349
Electric Utilities—4.8%
AES,
Sr. Notes	9.38	9/15/10	460,000	507,150
American Electric Power,
Sr. Notes	4.71	8/16/07	1,400,000 [c]	1,396,966
Cinergy,
Debs.	6.53	12/16/08	1,405,000	1,430,852
Consumers Energy,
First Mortgage Bonds, Ser. B	5.38	4/15/13	3,115,000	3,118,040
Dominion Resources/VA,
Sr. Unscd. Notes, Ser. B	5.54	11/14/08	1,725,000 [c]	1,727,084
Dominion Resources/VA,
Sr. Notes, Ser. D	5.65	9/28/07	3,790,000 [c]	3,791,580
FirstEnergy,
Unsub. Notes, Ser. B	6.45	11/15/11	3,530,000	3,705,946
National Grid,
Sr. Unscd. Notes	6.30	8/1/16	1,345,000	1,414,555
NiSource Finance,
Gtd. Notes	5.93	11/23/09	2,030,000 [c]	2,033,644
Ohio Power Company,
Unscd. Notes	5.53	4/5/10	1,605,000 [c]	1,607,239

		Coupon	Maturity	Principal
Bonds and Notes (continued)		Rate (%)	Date	Amount ($)	Value ($)

Electric Utilities (continued)
TXU Electric Delivery,
Bonds		5.73	9/16/08	5,175,000 [b,c]	5,176,780
TXU,
Sr. Notes, Ser. O		4.80	11/15/09	3,420,000	3,382,397
					29,292,233
Environmental Control—.9%
Allied Waste North America,
Scd. Notes, Ser. B		5.75	2/15/11	565,000 [a]	557,938
Allied Waste North America,
Scd. Notes		6.38	4/15/11	515,000	518,863
Oakmont Asset Trust,
Notes		4.51	12/22/08	1,630,000 [b]	1,600,484
USA Waste Services,
Sr. Unscd. Notes		7.00	7/15/28	1,350,000	1,407,039
Waste Management,
Sr. Unsub. Notes		6.50	11/15/08	1,280,000	1,302,132
					5,386,456
Food & Beverages—1.0%
H.J. Heinz,
Notes		6.43	12/1/20	2,250,000 [b]	2,285,433
Safeway,
Sr. Unscd. Notes		4.13	11/1/08	1,295,000	1,274,824
Stater Brothers Holdings,
Sr. Notes		7.75	4/15/15	305,000 [a,b]	314,913
Stater Brothers Holdings,
Sr. Notes		8.13	6/15/12	1,250,000	1,293,750
Tyson Foods,
Sr. Unscd. Notes		6.85	4/1/16	1,100,000 [a,c]	1,152,250
					6,321,170
Foreign/Governmental—4.2%
Banco Nacional de Desenvolvimento
Economico e Social, Unsub.
Notes		5.17	6/16/08	2,655,000 [c]	2,638,406
Federal Republic of Brazil,
Unscd. Bonds	BRL	12.50	1/5/16	13,070,000 [a,d]	7,636,477
Mexican Bonos,
Bonds, Ser. M	MXN	9.00	12/22/11	35,640,000 [d]	3,428,371
Republic of Argentina,
Bonds		5.48	8/3/12	8,785,000 [c]	6,393,284

T h e F u n d 15

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Foreign/Governmental (continued)
Russian Federation,
Unsub. Bonds	8.25	3/31/10	5,046,806 [b]	5,286,529
				25,383,067
Health Care—2.0%
Baxter International,
Sr. Unscd. Notes	5.20	2/16/08	2,100,000	2,097,520
HCA,
Sr. Unscd. Notes	7.88	2/1/11	1,470,000	1,515,967
HCA,
Sr. Unscd. Notes	8.75	9/1/10	735,000	780,019
Medco Health Solutions,
Sr. Unscd. Notes	7.25	8/15/13	4,725,000	5,119,712
Tenet Healthcare,
Sr. Notes	6.38	12/1/11	1,440,000	1,360,800
Teva Pharmaceutical Finance,
Gtd. Notes	6.15	2/1/36	1,290,000	1,261,116
				12,135,134
Lodging & Entertainment—.9%
Cinemark,
Sr. Discount Notes	9.75	3/15/14	260,000 [e]	240,500
Harrah’s Operating,
Gtd. Notes	7.13	6/1/07	1,410,000	1,411,803
MGM Mirage,
Gtd. Notes	8.50	9/15/10	2,055,000	2,214,263
Mohegan Tribal Gaming Authority,
Sr. Unscd. Notes	6.13	2/15/13	1,355,000	1,334,675
Speedway Motorsports,
Sr. Sub. Notes	6.75	6/1/13	215,000	215,538
				5,416,779
Machinery—.4%
Case New Holland,
Gtd. Notes	7.13	3/1/14	780,000	822,900
Terex,
Gtd. Notes	7.38	1/15/14	1,540,000	1,617,000
				2,439,900
Manufacturing—.1%
Tyco International Group,
Gtd. Notes	6.88	1/15/29	650,000	773,008

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Media—2.2%
Clear Channel Communications,
Sr. Unscd. Notes	4.50	1/15/10	2,300,000	2,214,488
Comcast,
Gtd. Notes	5.66	7/14/09	5,235,000 [c]	5,245,695
Cox Communications,
Notes	7.13	10/1/12	775,000	837,901
Time Warner,
Gtd. Notes	5.59	11/13/09	3,515,000 [c]	3,523,225
Viacom,
Gtd. Notes	5.63	5/1/07	1,400,000	1,400,000
				13,221,309
Oil & Gas—3.2%
Anadarko Petroleum,
Sr. Unscd. Notes	5.75	9/15/09	6,420,000 [c]	6,438,098
BJ Services,
Sr. Unscd. Notes	5.53	6/1/08	6,750,000 [c]	6,756,892
Enterprise Products Operating,
Gtd. Notes, Ser. B	4.00	10/15/07	4,720,000	4,690,231
Sempra Energy,
Sr. Notes	4.62	5/17/07	1,365,000	1,364,520
				19,249,741
Packaging & Containers—.5%
Crown Americas/Capital,
Gtd. Notes	7.63	11/15/13	1,200,000	1,254,000
Sealed Air,
Bonds	6.88	7/15/33	1,770,000 [b]	1,778,331
				3,032,331
Paper & Forest Products—.5%
Sappi Papier Holding,
Gtd. Notes	6.75	6/15/12	1,530,000 [b]	1,539,350
Temple-Inland,
Gtd. Notes	6.63	1/15/18	1,525,000 [a]	1,603,077
				3,142,427
Property & Casualty Insurance—2.2%
Allmerica Financial,
Debs.	7.63	10/15/25	910,000 [a]	985,345
Assurant,
Sr. Notes	6.75	2/15/34	885,000	952,351

T h e F u n d 17

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Property & Casualty
Insurance (continued)
Chubb,
Sr. Unscd. Notes	5.47	8/16/08	3,350,000	3,356,422
Hartford Financial Services Group,
Sr. Unscd. Notes	5.55	8/16/08	1,190,000	1,194,670
Leucadia National,
Sr. Notes	7.13	3/15/17	3,900,000 [b]	3,900,000
Nippon Life Insurance,
Notes	4.88	8/9/10	1,900,000 [a,b]	1,873,626
Phoenix Cos.,
Sr. Unscd. Notes	6.68	2/16/08	1,025,000	1,030,579
				13,292,993
Real Estate Investment Trusts—4.9%
Archstone-Smith Operating Trust,
Notes	3.00	6/15/08	1,435,000	1,396,780
Archstone-Smith Operating Trust,
Sr. Unscd. Notes	5.25	5/1/15	230,000 [a]	226,531
Archstone-Smith Operating Trust,
Sr. Unscd. Notes	5.63	8/15/14	455,000	460,081
Boston Properties,
Sr. Notes	5.63	4/15/15	1,120,000	1,133,858
Commercial Net Lease Realty,
Sr. Unscd. Notes	6.15	12/15/15	1,505,000	1,537,896
Duke Realty,
Notes	3.50	11/1/07	1,055,000	1,044,759
Duke Realty,
Sr. Notes	5.25	1/15/10	1,885,000	1,886,764
ERP Operating,
Notes	4.75	6/15/09	1,000,000	989,169
ERP Operating,
Notes	5.13	3/15/16	1,125,000	1,101,122
Federal Realty Investment Trust,
Sr. Unscd. Notes	5.40	12/1/13	825,000	824,410
Federal Realty Investment Trust,
Notes	6.00	7/15/12	760,000	781,978
Healthcare Realty Trust,
Sr. Unscd. Notes	5.13	4/1/14	3,800,000	3,668,611
Host Hotels & Resorts,
Scd. Notes	6.88	11/1/14	275,000	282,906

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Real Estate Investment
Trusts (continued)
HRPT Properties Trust,
Sr. Unscd. Notes	5.95	3/16/11	3,575,000 [c]	3,578,704
Istar Financial,
Sr. Unscd. Notes	5.69	3/9/10	3,435,000 [c]	3,439,534
Mack-Cali Realty,
Unscd. Notes	5.05	4/15/10	2,300,000	2,281,538
Mack-Cali Realty,
Notes	5.25	1/15/12	800,000	794,475
Regency Centers,
Gtd. Notes	5.25	8/1/15	2,000,000	1,953,430
Simon Property Group,
Notes	4.60	6/15/10	1,512,000	1,488,475
Simon Property Group,
Notes	4.88	8/15/10	1,180,000	1,170,520
				30,041,541
Residential Mortgage
Pass-Through Ctfs.—5.7%
Bayview Commercial Asset Trust,
Ser. 2006-1A, Cl. M6	5.96	4/25/36	457,479 [b,c]	457,479
Bayview Commercial Asset Trust,
Ser. 2006-1A, Cl. B3	8.27	4/25/36	561,737 [b,c]	561,737
ChaseFlex Trust,
Ser. 2006-2, Cl. A5	5.99	9/25/36	1,600,000 [c]	1,617,625
Citigroup Mortgage Loan Trust,
Ser. 2005-WF2, Cl. AF2	4.92	8/25/35	490,951 [c]	487,940
Countrywide Asset-Backed
Certificates, Ser. 2007-4,
Cl. A1A	5.44	9/25/37	1,122,738 [c]	1,123,539
Countrywide Home Loan Mortgage
Pass Through Trust,
Ser. 2002-J4, Cl. B3	5.85	10/25/32	334,074 [c]	329,821
First Horizon Alternative Mortgage
Securities, Ser. 2004-FA1,
Cl. 1A1	6.25	10/25/34	3,720,484	3,757,229
Impac CMB Trust,
Ser. 2005-8, Cl. 2M2	6.07	2/25/36	1,885,255 [c]	1,874,366
Impac CMB Trust,
Ser. 2005-8, Cl. 2M3	6.82	2/25/36	1,539,625 [c]	1,465,370

T h e F u n d 19

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

Residential Mortgage
Pass-Through Ctfs. (continued)
Impac Secured Assets CMN Owner
Trust, Ser. 2006-1, Cl. 2A1	5.67	5/25/36	992,004 [c]	994,569
IndyMac Index Mortgage Loan Trust,
Ser. 2006-AR9, Cl. B1	6.07	6/25/36	499,566 [c]	501,833
IndyMac Index Mortgage Loan Trust,
Ser. 2006-AR25 Cl. 4A2	6.17	9/25/36	1,691,337 [c]	1,712,158
J.P. Morgan Alternative Loan
Trust, Ser. 2006-S4, Cl. A6	5.71	12/25/36	1,000,000 [c]	1,011,530
J.P. Morgan Mortgage Trust,
Ser. 2005-A1, Cl. 5A1	4.49	2/25/35	1,086,585 [c]	1,059,500
New Century Alternative Mortgage
Loan Trust, Ser. 2006-ALT2,
Cl. AF6A	5.89	10/25/36	890,000 [c]	897,113
Nomura Asset Acceptance,
Ser. 2005-AP2, Cl. A5	4.98	5/25/35	2,355,000 [c]	2,306,901
Nomura Asset Acceptance,
Ser. 2005-WF1, Cl. 2A5	5.16	3/25/35	1,630,000 [c]	1,606,104
Prudential Home Mortgage
Securities, Ser. 1994-A, Cl. 5B	6.73	4/28/24	3,381 [b]	3,347
Washington Mutual,
Ser. 2005-AR4, Cl. A4B	4.67	4/25/35	4,525,000 [c]	4,467,174
Wells Fargo Mortgage Backed
Securities Trust,
Ser. 2005-AR1, Cl. 1A1	4.54	2/25/35	6,045,583 [c]	5,970,402
Wells Fargo Mortgage Backed
Securities Trust, Ser. 2003-1,
Cl. 2A9	5.75	2/25/33	2,500,000	2,481,621
				34,687,358
Retail—.6%
CVS,
Sr. Unscd. Notes	5.75	8/15/11	625,000	637,392
Home Depot,
Sr. Unscd. Notes	5.48	12/16/09	1,015,000 [c]	1,016,837
May Department Stores,
Unscd. Notes	3.95	7/15/07	750,000	747,267
May Department Stores,
Gtd. Notes	5.95	11/1/08	1,035,000	1,045,101
				3,446,597

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)	Value ($)

State/Territory Gen Oblg—2.3%
Michigan Tobacco Settlement
Finance Authority, Tobacco
Settlement Asset-Backed Bonds	7.31	6/1/34	5,505,000	5,699,932
Michigan Tobacco Settlement
Finance Authority, Tobacco
Settlement Asset-Backed Bonds	7.43	6/1/34	1,500,000 [c]	1,499,865
New York Counties Tobacco Trust
IV, Tobacco Settlement
Pass-Through Bonds	6.00	6/1/27	2,580,000	2,570,454
Tobacco Settlement Authority of
Iowa, Tobacco Settlement
Asset-Backed Bonds	6.50	6/1/23	4,090,000	4,096,299
				13,866,550
Telecommunications—5.6%
America Movil,
Gtd. Notes	5.45	6/27/08	565,000 [b,c]	565,706
AT & T,
Sr. Notes	5.45	5/15/08	3,700,000 [c]	3,703,641
AT & T,
Notes	5.46	2/5/10	2,930,000 [a,c]	2,934,313
France Telecom,
Unsub. Notes	7.75	3/1/11	1,770,000 [c]	1,929,707
Intelsat,
Sr. Unscd. Notes	5.25	11/1/08	1,985,000	1,957,706
KPN,
Sr. Unsub. Bonds	8.38	10/1/30	1,275,000	1,465,715
Nextel Communications,
Gtd. Notes, Ser. F	5.95	3/15/14	1,405,000	1,385,088
Nextel Partners,
Gtd. Notes	8.13	7/1/11	1,945,000	2,029,547
Nordic Telephone Holdings,
Scd. Notes EUR	8.25	5/1/16	600,000 [b,d]	901,098
Qwest,
Sr. Notes	7.88	9/1/11	1,965,000	2,102,550
Qwest,
Sr. Notes	8.60	6/15/13	1,600,000 [c]	1,758,000
Sprint Capital,
Gtd. Notes	8.75	3/15/32	1,380,000	1,633,138

T h e F u n d 21

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

	Coupon	Maturity	Principal
Bonds and Notes (continued)	Rate (%)	Date	Amount ($)		Value ($)

Telecommunications (continued)
Telefonica Emisiones,
Gtd. Notes	5.65	6/19/09	2,795,000	[c]	2,806,543
Telefonica Emisiones,
Gtd. Notes	5.98	6/20/11	3,205,000		3,294,577
Time Warner Cable,
Sr. Unscd. Notes	5.85	5/1/17	3,180,000	[b]	3,205,109
Windstream,
Gtd. Notes	8.13	8/1/13	1,945,000		2,120,050
					33,792,488
Textiles & Apparel—.2%
Mohawk Industries,
Sr. Unscd. Notes	5.75	1/15/11	1,370,000		1,391,367
Transportation—.3%
Ryder System,
Notes	3.50	3/15/09	1,980,000		1,912,739
U.S. Government Agencies/
Mortgage-Backed—28.9%
Federal Home Loan Mortgage Corp.:
5.50%, 5/15/14			14,750,000	[f]	14,773,010
6.50%, 3/1/32			867,502		894,509
Multiclass Mortgage Participation Ctfs.
(Interest Only Obligations), Ser. 2752,
Cl. GM, 5.00%, 3/15/26			4,000,000	[g]	510,507
Multiclass Mortgage Participation Ctfs.
(Interest Only Obligations), Ser. 2731,
CL. PY, 5.00%, 5/15/26			4,367,209	[g]	542,099
Federal National Mortgage Association:
5.00%			17,000,000	[f]	16,760,810
5.50%			20,705,000	[f]	20,478,487
6.00%			32,625,000	[f]	33,155,156
5.00%, 12/1/17			921,176		911,172
5.50%, 2/1/33—9/1/34			14,966,049		14,834,782
6.00%, 6/1/22—9/1/34			3,441,911		3,483,279
6.50%, 11/1/08—10/1/32			214,949		221,727
7.00%, 9/1/14			77,064		79,533
Pass-Through Ctfs., Ser. 2004-58, Cl. LJ,
5.00%, 7/25/34			4,708,434		4,701,560
Government National Mortgage Association I:
Ser. 2004-43, Cl. A, 2.82%, 12/16/19			549,675		530,526
Ser. 2005-34, Cl. A, 3.96%, 9/16/21			1,800,656		1,769,501
Ser. 2005-79, Cl. A, 4.00%, 10/16/33			1,979,601		1,936,316

	Principal
Bonds and Notes (continued)	Amount ($)	Value ($)

U.S. Government Agencies/
Mortgage-Backed (continued)
Government National
Mortgage Association I (continued):
Ser. 2005-50, Cl. A, 4.02%, 10/16/26	1,849,132	1,811,678
Ser. 2005-29, Cl. A, 4.02%, 7/16/27	2,520,638	2,460,798
Ser. 2005-42, Cl. A, 4.05%, 7/16/20	2,266,085	2,225,999
Ser. 2005-67, Cl. A, 4.22%, 6/16/21	1,769,134	1,742,448
Ser. 2005-59, Cl. A, 4.39%, 5/16/23	1,827,776	1,801,475
Ser. 2005-32, Cl. B, 4.39%, 8/16/30	4,725,000	4,653,983
Ser. 2004-39, Cl. LC, 5.50%, 12/20/29	5,535,000	5,562,035
Government National Mortgage Association II:
5.38%, 4/20/30	325,141 [c]	329,176
5.50%, 7/20/30	381,815 [c]	386,985
Federal National Mortgage Association
6.00%, 5/15/32	39,170,000 [f]	39,475,918
		176,033,469
U.S. Government Securities—23.8%
U.S. Treasury Bonds
4.75%, 2/15/37	4,380,000 [h]	4,334,150
U.S. Treasury Notes:
4.25%, 1/15/11	36,080,000 [a]	35,779,814
4.50%, 4/30/12	56,990,000 [h]	56,967,774
4.63%, 2/15/17	47,845,000 [h]	47,837,536
		144,919,274
Total Bonds and Notes
(cost $820,956,676)		826,070,092

Preferred Stocks—.8%	Shares	Value ($)

Banks—.2%
Sovereign Capital Trust IV,
Conv., Cum. $2.1875	22,050	1,088,168
Diversified Financial Services—.4%
AES Trust VII,
Conv., Cum. $3.00	50,950	2,579,344
Financial—.2%
Ford Motor Capital Trust II,
Conv., Cum. $3.25	25,700	920,060
Total Preferred Stocks
(cost $4,558,366)		4,587,572

T h e F u n d 23

S TAT E M E N T O F I N V E S T M E N T S ( U n a u d i t e d ) (continued)

		Face Amount
		Covered by
Options—1.0%		Contracts ($)	Value ($)

Call Options—1.0%
3-Month Floor USD Libor-BBA
Interest Rate, October 2009 @ 4		63,570,000	103,585
3-Month USD Libor-BBA, Swaption		40,420,000	1,799,337
3-Month USD Libor-BBA, Swaption		83,980,000	3,747,356
Dow Jones CDX.X07,
June 2007 @145		12,740,000	51,393
Dow Jones CDX.IG8,
September 2007 @.400		123,370,000	269,797
			5,971,468
Put Options—.0%
3-Month Capped USD Libor-BBA
Interest Rate, June 2007 @ 5.75		128,715,000	1
Total Options
(cost $6,139,555)			5,971,469

		Principal
Short-Term Investments—1.7%		Amount ($)	Value ($)

Commercial Paper—1.1%
Cox Enterprises,
5.60%, 8/15/07		6,500,000 [b,c]	6,500,000
Corporate Notes—.5%
Egyptian Treasury Bills
8.20%, 6/26/07	EGP	6,800,000 [b,d,i]	1,182,279
Egyptian Treasury Bills
8.20%, 6/26/07	EGP	10,383,850 [b,d,i]	1,805,383
			2,987,662
U.S. Treasury Bills—.1%
4.97%, 6/7/07		845,000 [j]	840,919
Total Short-Term Investments
(cost $10,318,950)			10,328,581

Other Investment—.6%		Shares	Value ($)

Registered Investment Company;
Dreyfus Institutional Preferred
Plus Money Market Fund
(cost $3,978,000)		3,978,000 [k]	3,978,000

24

Investment of Cash Collateral
for Securities Loaned—10.1%	Shares	Value ($)

Registered Investment Company;
Dreyfus Institutional Cash
Advantage Fund
(cost $61,168,990)	61,168,990 [k]	61,168,990

Total Investments (cost $907,120,537)	150.1%	912,104,704
Liabilities, Less Cash and Receivables	(50.1%)	(304,479,753)
Net Assets	100.0%	607,624,951

[a]	All or a portion of these securities are on loan. At April 30, 2007, the total market value of the fund’s securities on loan is $59,287,562 and the total market value of the collateral held by the fund is $61,168,990.
[b]	Securities exempt from registration under Rule 144A of the Securities Act of 1933.These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At April 30, 2007, these securities amounted to $105,394,370 or 17.3% of net assets.
[c]	Variable rate security—interest rate subject to periodic change.
[d]	Principal amount stated in U.S. Dollars unless otherwise noted.
BRL—Brazilian Real
EGP—Egyptian Pound
EUR—Euro
MXN—Mexican Peso
[e]	Zero coupon until a specified date at which time the stated coupon rate becomes effective until maturity.
[f]	Purchased on a forward commitment basis.
[g]	Notional face amount shown.
[h]	Purchased on a delayed delivery basis.
[i]	Credit Linked Notes.
[j]	All or partially held by a broker as collateral for open financial futures positions.
k	Investment in affiliated money market mutual fund.

Portfolio Summary (Unaudited) †

	Value (%)	Value (%)

U.S. Government & Agencies	52.7	Foreign/Governmental	4.2
Corporate Bonds	51.1	State/Government General Obligations	2.3
Asset/Mortgage-Backed	25.6	Options	1.0
Short-Term/Money		Preferred Stocks	.8
Market Investments	12.4		150.1

† Based on net assets.
See notes to financial statements.

T h e F u n d 25

S TAT E M E N T O F F I N A N C I A L F U T U R E S

A p r i l 3 0 , 2 0 0 7 ( U n a u d i t e d )

				Unrealized
		Market Value		Appreciation
		Covered by		(Depreciation)
	Contracts	Contracts ($)	Expiration	at 4/30/2007 ($)

Financial Futures Long
U.S. Treasury 5 Year Notes	558	59,052,096	June 2007	38,487
Financial Futures Short
U.S. Treasury 2 Year Notes	191	(39,101,283)	June 2007	(68,642)
				(30,155)
See notes to financial statements.

S TAT E M E N T O F O P T I O N S	W R I T T E N
A p r i l 3 0 , 2 0 0 7 ( U n a u d i t e d )

	Face Amount
	Covered by
	Contracts ($)	Value ($)

Call Options;
Dow Jones CDX.IG8
September 2007 @ .349
(Premiums received $259,077)	246,740,000	(258,978)

See notes to financial statements.

26

S TAT E M E N T O F A S S E T S A N D L I A B I L I T I E S

A p r i l 3 0 , 2 0 0 7 ( U n a u d i t e d )

	Cost	Value

Assets ($):
Investments in securities—See Statement of Investments (including securities on loan, valued at $59,287,562)—Note 1(c):
Unaffiliated issuers	841,973,547	846,957,714
Affiliated issuers	65,146,990	65,146,990
Cash denominated in foreign currencies	451,464	450,505
Dividends and interest receivable		7,170,062
Receivable for investment securities sold		3,726,216
Unrealized appreciation on swap contracts—Note 4		3,091,913
Receivable from broker for swap transactions—Note 4		1,422,983
Receivable for shares of Beneficial Interest subscribed		521,350
Swaps premium paid—Note 4		375,470
Receivable for futures variation margin—Note 4		137,442
Unrealized appreciation on forwardcurrency exchange contracts—Note 4		106,326
Prepaid expenses		36,606
		929,143,577

Liabilities ($):
Due to The Dreyfus Corporation and affiliates—Note 3(c)		612,298
Cash overdraft due to Custodian		1,623,766
Payable for investment securities purchased		242,420,341
Liability for securities on loan—Note 1(c)		61,168,990
Payable for shares of Beneficial Interest redeemed		11,748,609
Unrealized depreciation on swap contracts—Note 4		3,258,987
Outstanding options written, at value (premiums
received $259,077)—See Statement of Options Written		258,978
Unrealized depreciation on forward currency exchange contracts—Note 4		95,082
Payable to broker for swap transactions—Note 4		2,639
Interest payable—Note 2		781
Accrued expenses		328,155
		321,518,626

Net Assets ($)		607,624,951

Composition of Net Assets ($):
Paid-in capital		624,026,094
Accumulated distributions in excess of investment income—net		(637,864)
Accumulated net realized gain (loss) on investments		(20,569,449)
Accumulated net unrealized appreciation (depreciation) on investments, foreign currency transactions, options transactions and swap transactions
[including ($30,155) net unrealized (depreciation) on financial futures]		4,806,170

Net Assets ($)		607,624,951

Net Asset Value Per Share
	Class A	Class B	Class C	Class R

Net Assets ($)	402,422,432	145,197,360	41,661,065	18,344,094
Shares Outstanding	27,919,765	10,054,023	2,895,545	1,273,736

Net Asset Value Per Share ($)	14.41	14.44	14.39	14.40

See notes to financial statements.

T h e F u n d 27

S TAT E M E N T	O F	O P E R AT I O N S
S i x M o n t h s E n d e d	A p r i l	3 0 , 2 0 0 7 ( U n a u d i t e d )

Investment Income ($):
Income:
Interest			17,795,637
Dividends:
Unaffiliated issuers			67,424
Affiliated issuers			90,838
Income from securities lending			7,955
Total Income			17,961,854
Expenses:
Management fee—Note 3(a)			1,877,724
Shareholder servicing costs—Note 3(c)			1,182,407
Distribution fees—Note 3(b)			556,539
Custodian fees—Note 3(c)			113,673
Prospectus and shareholders’ reports			83,165
Trustees’ fees and expenses—Note 3(d)			39,614
Professional fees			28,521
Registration fees			26,012
Interest expense—Note 2			5,629
Miscellaneous			44,929
Total Expenses			3,958,213
Less—reduction in management fee
due to undertaking—Note 3(a)			(356,026)
Less—reduction in custody fees due
to earnings credits—Note 1(c)			(17,161)
Net Expenses			3,585,026
Investment Income—Net			14,376,828

Realized and Unrealized Gain (Loss) on Investments—Note 4 ($):
Net realized gain (loss) on investments and foreign currency transactions			953,652
Net realized gain (loss) on options transactions			162,967
Net realized gain (loss) on financial futures			(870,572)
Net realized gain (loss) on swap transactions			4,082,245
Net realized gain (loss) on forward currency exchange contracts			(1,029,354)
Net Realized Gain (Loss)			3,298,938
Net unrealized appreciation (depreciation) on investments, foreign currency transactions, options transactions and swap transactions
(including $692,290 net unrealized appreciation on financial futures)			1,645,884
Net Realized and Unrealized Gain (Loss) on Investments			4,944,822
Net Increase in Net Assets Resulting from Operations			19,321,650

See notes to financial statements.

28

S TAT E M E N T O F C H A N G E S I N N E T A S S E T S

	Six Months Ended
	April 30, 2007	Year Ended
	(Unaudited)	October 31, 2006

Operations ($):
Investment income—net	14,376,828	29,098,492
Net realized gain (loss) on investments	3,298,938	(8,940,636)
Net unrealized appreciation
(depreciation) on investments	1,645,884	13,965,911
Net Increase (Decrease) in Net Assets
Resulting from Operations	19,321,650	34,123,767

Dividends to Shareholders from ($):
Investment income—net:
Class A shares	(10,220,123)	(20,235,942)
Class B shares	(3,558,794)	(8,227,665)
Class C shares	(910,949)	(2,005,043)
Class R shares	(483,410)	(914,250)
Net realized gain on investments:
Class A shares	—	(3,370,250)
Class B shares	—	(1,597,258)
Class C shares	—	(420,636)
Class R shares	—	(138,793)
Total Dividends	(15,173,276)	(36,909,837)

Beneficial Interest Transactions ($):
Net proceeds from shares sold:
Class A shares	56,245,103	73,125,226
Class B shares	1,969,769	4,485,727
Class C shares	3,232,613	4,303,204
Class R shares	2,628,830	3,266,847
Dividends reinvested:
Class A shares	8,477,343	19,135,967
Class B shares	2,622,719	6,958,684
Class C shares	602,750	1,534,035
Class R shares	446,425	973,095
Cost of shares redeemed:
Class A shares	(73,220,570)	(133,832,516)
Class B shares	(35,397,576)	(52,339,609)
Class C shares	(6,969,673)	(18,354,035)
Class R shares	(3,348,100)	(5,395,291)
Increase (Decrease) in Net Assets
from Beneficial Interest Transactions	(42,710,367)	(96,138,666)
Total Increase (Decrease) in Net Assets	(38,561,993)	(98,924,736)

Net Assets ($):
Beginning of Period	646,186,944	745,111,680
End of Period	607,624,951	646,186,944
Undistributed (distributions in
excess of) investment income—net	(637,864)	158,584

T h e F u n d 29

S TAT E M E N T O F C H A N G E S I N N E T A S S E T S (continued)

	Six Months Ended
	April 30, 2007	Year Ended
	(Unaudited)	October 31, 2006

Capital Share Transactions:
Class Aa
Shares sold	3,910,428	5,159,844
Shares issued for dividends reinvested	589,496	1,350,347
Shares redeemed	(5,089,478)	(9,462,291)
Net Increase (Decrease) in Shares Outstanding	(589,554)	(2,952,100)

Class B [a]
Shares sold	136,507	316,157
Shares issued for dividends reinvested	182,018	488,757
Shares redeemed	(2,457,050)	(3,687,948)
Net Increase (Decrease) in Shares Outstanding	(2,138,525)	(2,883,034)

Class C
Shares sold	224,675	303,749
Shares issued for dividends reinvested	41,981	108,311
Shares redeemed	(485,888)	(1,298,326)
Net Increase (Decrease) in Shares Outstanding	(219,232)	(886,266)

Class R
Shares sold	183,058	230,240
Shares issued for dividends reinvested	31,062	68,614
Shares redeemed	(232,184)	(380,711)
Net Increase (Decrease) in Shares Outstanding	(18,064)	(81,857)

[a]	During the period ended April 30, 2007, 912,557 Class B shares representing $13,159,336 were automatically converted to 913,996 Class A shares and during the period ended October 31, 2006, 312,338 Class B shares representing $4,444,122 were automatically converted to 312,817 Class A shares.
See notes to financial statements.

30

F I N A N C I A L H I G H L I G H T S

The following tables describe the performance for each share class for the fiscal periods indicated.All information (except portfolio turnover rate) reflects financial results for a single fund share.Total return shows how much your investment in the fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions.These figures have been derived from the fund’s financial statements.

Six Months Ended
	April 30, 2007		Year Ended October 31,

Class A Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Per Share Data ($):
Net asset value,
beginning of period	14.32	14.35	14.65	14.84	14.02	14.75
Investment Operations:
Investment income—net [b]	.34	.63	.51	.51	.58	.76
Net realized and unrealized
gain (loss) on investments	.11	.13	(.19)	(.07)	.82	(.61)
Total from Investment Operations	.45	.76	.32	.44	1.40	.15
Distributions:
Dividends from investment
income—net	(.36)	(.68)	(.62)	(.59)	(.58)	(.79)
Dividends from net realized
gain on investments	—	(.11)	—	(.04)	—	(.09)
Total Distributions	(.36)	(.79)	(.62)	(.63)	(.58)	(.88)
Net asset value, end of period	14.41	14.32	14.35	14.65	14.84	14.02

Total Return (%) [c]	3.16[d]	5.45	2.17	3.04	10.12	1.05

T h e F u n d 31

F I N A N C I A L H I G H L I G H T S (continued)

	Six Months Ended
	April 30, 2007		Year Ended October 31,

Class A Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Ratios/Supplemental Data (%):
Ratio of total expenses
to average net assets	1.10[e]	1.10	1.09	1.10	1.10	1.08
Ratio of net expenses
to average net assets	.97[e]	.91	.90	1.09	1.10	1.08
Ratio of net investment income
to average net assets	4.77[e]	4.42	3.53	3.50	3.93	5.32
Portfolio Turnover Rate	230.90[d,f] 449.87[f]		422.59[f]	736.80[f]	823.47	617.61

Net Assets, end of period
($ x 1,000)	402,422	408,266	451,437	519,446	736,291	1,009,786

[a]	As of November 1, 2003, the fund has adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133.These interim payments are reflected within net realized and unrealized gain (loss) on swap contracts, however, prior to November 1, 2003, these interim payments were reflected within interest income/expense in the Statement of Operations.The effect of this change for the period ended October 31, 2004, was to increase net investment income per share by $.01, decrease net realized and unrealized gain (loss) on investments per share by $.01 and increase the ratio of net investment income to average net assets from 3.46% to 3.50%. Per share data and ratios/supplemental data for periods prior to
November 1, 2003 have not been restated to reflect this change in presentation.
[b]	Based on average shares outstanding at each month end.
[c]	Exclusive of sales charge.
[d]	Not annualized.
[e]	Annualized.
[f]	The portfolio turnover rates excluding mortgage dollar roll transactions for the periods ended April 30, 2007,
October 31, 2006, October 31, 2005 and October 31, 2004 were 167.10%, 308.38%, 328.78% and
705.69%, respectively.
See notes to financial statements.

32

Six Months Ended
	April 30, 2007		Year Ended October 31,

Class B Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Per Share Data ($):
Net asset value,
beginning of period	14.35	14.37	14.67	14.87	14.04	14.77
Investment Operations:
Investment income—net [b]	.30	.56	.45	.44	.50	.69
Net realized and unrealized
gain (loss) on investments	.11	.14	(.20)	(.08)	.85	(.61)
Total from Investment Operations	.41	.70	.25	.36	1.35	.08
Distributions:
Dividends from investment
income—net	(.32)	(.61)	(.55)	(.52)	(.52)	(.72)
Dividends from net realized
gain on investments	—	(.11)	—	(.04)	—	(.09)
Total Distributions	(.32)	(.72)	(.55)	(.56)	(.52)	(.81)
Net asset value, end of period	14.44	14.35	14.37	14.67	14.87	14.04

Total Return (%) [c]	2.97[d]	4.93	1.67	2.50	9.72	.60

T h e F u n d 33

F I N A N C I A L H I G H L I G H T S (continued)

	Six Months Ended
	April 30, 2007		Year Ended October 31,

Class B Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Ratios/Supplemental Data (%):
Ratio of total expenses
to average net assets	1.58[e]	1.59	1.58	1.57	1.53	1.52
Ratio of net expenses
to average net assets	1.47[e]	1.41	1.40	1.55	1.53	1.52
Ratio of net investment income
to average net assets	4.24[e]	3.93	3.05	3.04	3.43	4.80
Portfolio Turnover Rate	230.90[d,f] 449.87[f]		422.59[f]	736.80[f]	823.47	617.61

Net Assets, end of period
($ x 1,000)	145,197	174,906	216,667	264,124	315,616	309,167

[a]	As of November 1, 2003, the fund has adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133.These interim payments are reflected within net realized and unrealized gain (loss) on swap contracts, however, prior to November 1, 2003, these interim payments were reflected within interest income/expense in the Statement of Operations.The effect of this change for the period ended October 31, 2004, was to increase net investment income per share by less than $.01, decrease net realized and unrealized gain (loss) on investments per share by less than $.01 and increase the ratio of net investment income to average net assets from 3.00% to 3.04%. Per share data and ratios/supplemental data for periods prior to November 1, 2003 have not been restated to reflect this change in presentation.
[b]	Based on average shares outstanding at each month end.
[c]	Exclusive of sales charge.
[d]	Not annualized.
[e]	Annualized.
[f]	The portfolio turnover rates excluding mortgage dollar roll transactions for the periods ended April 30, 2007,
October 31, 2006, October 31, 2005 and October 31, 2004 were 167.10%, 308.38%, 328.78% and
705.69%, respectively.
See notes to financial statements.

34

Six Months Ended
	April 30, 2007		Year Ended October 31,

Class C Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Per Share Data ($):
Net asset value,
beginning of period	14.30	14.32	14.62	14.82	13.99	14.72
Investment Operations:
Investment income—net [b]	.29	.52	.41	.41	.47	.66
Net realized and unrealized
gain (loss) on investments	.11	.14	(.20)	(.09)	.84	(.61)
Total from Investment Operations	.40	.66	.21	.32	1.31	.05
Distributions:
Dividends from investment
income—net	(.31)	(.57)	(.51)	(.48)	(.48)	(.69)
Dividends from net realized
gain on investments	—	(.11)	—	(.04)	—	(.09)
Total Distributions	(.31)	(.68)	(.51)	(.52)	(.48)	(.78)
Net asset value, end of period	14.39	14.30	14.32	14.62	14.82	13.99

Total Return (%) [c]	2.86[d]	4.67	1.42	2.24	9.47	.35

T h e F u n d 35

F I N A N C I A L H I G H L I G H T S (continued)

	Six Months Ended
	April 30, 2007		Year Ended October 31,

Class C Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Ratios/Supplemental Data (%):
Ratio of total expenses
to average net assets	1.81[e]	1.83	1.83	1.82	1.78	1.77
Ratio of net expenses
to average net assets	1.73[e]	1.66	1.65	1.80	1.78	1.77
Ratio of net investment income
to average net assets	4.02[e]	3.68	2.80	2.80	3.22	4.59
Portfolio Turnover Rate	230.90[d,f] 449.87[f]		422.59[f]	736.80[f]	823.47	617.61

Net Assets, end of period
($ x 1,000)	41,661	44,528	57,309	73,541	93,638	102,377

[a]	As of November 1, 2003, the fund has adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133.These interim payments are reflected within net realized and unrealized gain (loss) on swap contracts, however, prior to November 1, 2003, these interim payments were reflected within interest income/expense in the Statement of Operations.The effect of this change for the period ended October 31, 2004, was to increase net investment income per share by $.01, decrease net realized and unrealized gain (loss) on investments per share by $.01 and increase the ratio of net investment income to average net assets from 2.76% to 2.80%. Per share data and ratios/supplemental data for periods prior to November
1, 2003 have not been restated to reflect this change in presentation.
[b]	Based on average shares outstanding at each month end.
[c]	Exclusive of sales charge.
[d]	Not annualized.
[e]	Annualized.
[f]	The portfolio turnover rates excluding mortgage dollar roll transactions for the periods ended April 30, 2007,
October 31, 2006, October 31, 2005 and October 31, 2004 were 167.10%, 308.38%, 328.78% and
705.69%, respectively.
See notes to financial statements.

36

Six Months Ended
	April 30, 2007		Year Ended October 31,

Class R Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Per Share Data ($):
Net asset value,
beginning of period	14.31	14.34	14.64	14.84	14.02	14.75
Investment Operations:
Investment income—net [b]	.36	.66	.55	.56	.62	.81
Net realized and unrealized
gain (loss) on investments	.11	.13	(.20)	(.08)	.84	(.60)
Total from Investment Operations	.47	.79	.35	.48	1.46	.21
Distributions:
Dividends from investment
income—net	(.38)	(.71)	(.65)	(.64)	(.64)	(.85)
Dividends from net realized
gain on investments	—	(.11)	—	(.04)	—	(.09)
Total Distributions	(.38)	(.82)	(.65)	(.68)	(.64)	(.94)
Net asset value, end of period	14.40	14.31	14.34	14.64	14.84	14.02

Total Return (%)	3.30[c]	5.73	2.42	3.38	10.58	1.49

T h e F u n d 37

F I N A N C I A L H I G H L I G H T S (continued)

	Six Months Ended
	April 30, 2007		Year Ended October 31,

Class R Shares	(Unaudited)	2006	2005	2004[a]	2003	2002

Ratios/Supplemental Data (%):
Ratio of total expenses
to average net assets	.79[d]	.76	.72	.70	.68	.65
Ratio of net expenses
to average net assets	.73[d]	.66	.65	.69	.68	.65
Ratio of net investment income
to average net assets	5.01[d]	4.67	3.77	4.02	4.18	5.69
Portfolio Turnover Rate	230.90[c,e] 449.87[e]		422.59[e]	736.80[e]	823.47	617.61

Net Assets, end of period
($ x 1,000)	18,344	18,487	19,699	19,219	11,259	7,970

[a]	As of November 1, 2003, the fund has adopted the method of accounting for interim payments on swap contracts in accordance with Financial Accounting Standards Board Statement No. 133.These interim payments are reflected within net realized and unrealized gain (loss) on swap contracts, however, prior to November 1, 2003, these interim payments were reflected within interest income/expense in the Statement of Operations.The effect of this change for the period ended October 31, 2004, was to increase net investment income per share by less than $.01, decrease net realized and unrealized gain (loss) on investments per share by less than $.01 and increase the ratio of net investment income to average net assets from 3.98% to 4.02%. Per share data and ratios/supplemental data for periods prior to November 1, 2003 have not been restated to reflect this change in presentation.
[b]	Based on average shares outstanding at each month end.
[c]	Not annualized.
[d]	Annualized.
[e]	The portfolio turnover rates excluding mortgage dollar roll transactions for the periods ended April 30, 2007,
October 31, 2006, October 31, 2005 and October 31, 2004 were 167.10%, 308.38%, 328.78% and
705.69%, respectively.
See notes to financial statements.

38

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d )

NOTE 1—Significant Accounting Policies:

Dreyfus Premier Core Bond Fund (the “fund”) is a separate diversified series of Dreyfus Premier Fixed Income Funds (the “Company”), which is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and operates as a series company currently offering one series, the fund.The fund’s investment objective is to maximize total return, consisting of capital appreciation and current income. The Dreyfus Corporation (the “Manager” or “Dreyfus”) serves as the fund’s investment adviser. The Manager is a wholly-owned subsidiary of Mellon Financial Corporation (“Mellon Financial”).

On May 24, 2007, the shareholders of Mellon Financial and The Bank of New York Company, Inc. approved the proposed merger of the two companies. The new company will be called The Bank of New York Mellon Corporation.As part of this transaction, Dreyfus would become a wholly-owned subsidiary of The Bank of New York Mellon Corporation.The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Mellon Financial and The Bank of New York Company, Inc. expect the transaction to be completed in the third quarter of 2007.

Dreyfus Service Corporation (“the Distributor”), a wholly-owned subsidiary of the Manager, is the distributor of the fund’s shares.The fund is authorized to issue an unlimited number of $.001 par value shares of Beneficial Interest in each of the following classes of shares: Class A, Class B, Class C and Class R. Class A shares are subject to a sales charge imposed at the time of purchase. Class B shares are subject to a contingent deferred sales charge (“CDSC”) imposed on Class B share redemptions made within six years of purchase and automatically convert to Class A shares after six years.The fund no longer offers Class B shares, except in connection with dividend reinvestment and permitted exchanges of Class B shares. Class C shares are subject to a CDSC imposed on Class C shares redeemed within one year of purchase.

T h e F u n d 39

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

Class R shares are sold at net asset value per share only to institutional investors. Other differences between the classes include the services offered to and the expenses borne by each class and certain voting rights. Income, expenses (other than expenses attributable to a specific class), and realized and unrealized gains or losses on investments are allocated to each class of shares based on its relative net assets.

The Company accounts separately for the assets, liabilities and operations of each series. Expenses directly attributable to each series are charged to that series’ operations; expenses which are applicable to all series are allocated among them on a pro rata basis.

The fund’s financial statements are prepared in accordance with U.S. generally accepted accounting principles, which may require the use of management estimates and assumptions. Actual results could differ from those estimates.

The fund enters into contracts that contain a variety of indemnifications. The fund’s maximum exposure under these arrangements is unknown.The fund does not anticipate recognizing any loss related to these arrangements.

(a) Portfolio valuation: Investments in securities excluding short-term investments (other than U.S. Treasury Bills), financial futures, options, swaps and forward currency exchange contracts are valued each business day by an independent pricing service (the “Service”) approved by the Board of Trustees. Investments for which quoted bid prices are readily available and are representative of the bid side of the market in the judgment of the Service are valued at the mean between the quoted bid prices (as obtained by the Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). Other investments (which constitute a majority of the portfolio securities) are valued as determined by the Service, based on methods which include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Restricted securities, as well as securities or other assets for which recent market quota-

40

tions are not readily available, that are not valued by a pricing service approved by the Board of Trustees, or are determined by the fund not to reflect accurately fair value, are valued at fair value as determined in good faith under the direction of the Board of Trustees.The factors that may be considered when fair valuing a security include fundamental analytical data, the nature and duration of restrictions on disposition, an evaluation of the forces that influence the market in which the securities are purchased and sold and public trading in similar securities of the issuer or comparable issuers.Short-term investments,excluding U.S.Treasury Bills, are carried at amortized cost, which approximates value. Registered open-end investment companies that are not traded on an exchange are valued at their net asset value. Financial futures and options, which are traded on an exchange, are valued at the last sales price on the securities exchange on which such securities are primarily traded or at the last sales price on the national securities market on each business day. Options traded over-the-counter are priced at the mean between the bid and asked price. Investments in swap transactions are valued each business day by an independent pricing service approved by the Board of Trustees. Swaps are valued by the service by using a swap pricing model which incorporates among other factors, default probabilities, recovery rates, credit curves of the underlying issuer and swap spreads on interest rates. Investments denominated in foreign currencies are translated to U.S. dollars at the prevailing rates of exchange. Forward currency exchange contracts are valued at the forward rate.

The Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“FAS 157”). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of FAS 157 is required for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Management does not believe that the application of this standard will have a material impact on the financial statements of the fund.

T h e F u n d 41

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

(b) Foreign currency transactions: The fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, sales of foreign currencies, currency gains or losses realized on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities, resulting from changes in exchange rates. Such gains and losses are included with net realized and unrealized gain or loss on investments.

(c) Securities transactions and investment income: Securities transactions are recorded on a trade date basis. Realized gain and loss from securities transactions are recorded on the identified cost basis. Dividend income is recognized on the ex-dividend date and interest income, including, where applicable, accretion of discount and amortization of premium on investments is recognized on the accrual basis.

The fund has an arrangement with the custodian bank whereby the fund receives earnings credits from the custodian when positive cash balances are maintained, which are used to offset custody fees. For financial reporting purposes, the fund includes net earnings credits as an expense offset in the Statement of Operations.

Pursuant to a securities lending agreement with Mellon Bank, N.A., an affiliate of the Manager, the fund may lend securities to qualified institutions. It is the fund’s policy, that at origination, all loans are secured by collateral of at least 102% of the value of U.S. securities loaned and 105% of the value of foreign securities loaned. Collateral equivalent to at least 100% of the market value of securities on loan is maintained at all times. Cash collateral is invested in certain money

42

market mutual funds managed by the Manager.The fund is entitled to receive all income on securities loaned, in addition to income earned as a result of the lending transaction.Although each security loaned is fully collateralized, the fund bears the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower fail to return the securities in a timely manner.

(d) Affiliated issuers: Investments in other investment companies advised by the Manager are defined as “affiliated” in the Act.

(e) Dividends to shareholders: It is the policy of the fund to declare dividends daily from investment income-net. Such dividends are paid monthly. Dividends from net realized capital gain, if any, are normally declared and paid annually, but the fund may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code of 1986, as amended (the “Code”).To the extent that net realized capital gain can be offset by capital loss carryovers, it is the policy of the fund not to distribute such gain.Income and capital gain distributions are determined in accordance with income tax regulations, which may differ from U.S. generally accepted accounting principles.

(f) Federal income taxes: It is the policy of the fund to continue to qualify as a regulated investment company, if such qualification is in the best interests of its shareholders, by complying with the applicable provisions of the Code, and to make distributions of taxable income sufficient to relieve it from substantially all federal income and excise taxes.

The FASB released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.Adoption of FIN 48 is required for fiscal years beginning after December 15,2006 and

T h e F u n d 43

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

is to be applied to all open tax years as of the effective date. Management does not believe that the application of this standard will have a material impact on the financial statements of the fund.

The fund has an unused capital loss carryover of $21,316,749 available for federal income tax purposes to be applied against future net securities profits, if any, realized subsequent to October 31, 2006. If not applied, $1,791,693 of the carryover expires in fiscal 2010, $64,381 expires in fiscal 2011, $6,064,072 expires in fiscal 2012, $4,333,155 expires in fiscal 2013 and $9,063,448 expires in fiscal 2014.

The tax character of distributions paid to shareholders during the fiscal year ended October 31, 2006 were as follows: ordinary income $36,909,837. The tax character of current year distributions will be determined at the end of the current fiscal year.

NOTE 2—Bank Lines of Credit:

The fund may borrow up to $20 million for leveraging purposes under a short-term unsecured line of credit and participates with other Dreyfus-managed funds in a $100 million unsecured line of credit primarily to be utilized for temporary or emergency purposes, including the financing of redemptions. Interest is charged to the fund based on prevailing market rates in effect at the time of borrowing.

The average daily amount of borrowings outstanding under the leveraging arrangement during the period ended April 30, 2007, was approximately $194,807, with a related weighted average annualized interest rate of 5.83% ..

NOTE 3—Management Fee and Other Transactions With Affiliates:

(a) Pursuant to a Management Agreement (“Agreement”) with the Manager, the management fee is computed at the annual rate of .60% of the value of the fund’s average daily net assets and is payable monthly. The Manager has undertaken, from November 1, 2006 through September 30, 2007, that, if the fund’s aggregate expenses, exclusive of

44

taxes, brokerage fees, Rule 12b-1 distribution plan fees, interest expense, shareholder services plan fees and extraordinary expenses, exceed an annual rate of .725% of the value of the fund’s average daily net assets, the fund may deduct from the payment to be made to the Manager under the Agreement, or the Manager will bear, such excess expense. The reduction in management fee, pursuant to the undertaking, amounted to $356,026 during the period ended April 30, 2007.

During the period ended April 30, 2007, the Distributor retained $1,743 from commissions earned on sales of the fund’s Class A shares and $127,599 and $2,107 from CDSC on redemptions of the fund’s Class B and Class C shares, respectively.

(b) Under the Distribution Plan (the “Plan”) adopted pursuant to Rule 12b-1 under the Act, Class B and Class C shares pay the Distributor for distributing their shares at an annual rate of .50% of the value of the average daily net assets of Class B shares and .75% of the value of the average daily net assets of Class C shares. During the period ended April 30, 2007, Class B and Class C shares were charged $397,394 and $159,145, respectively, pursuant to the Plan.

(c) Under the Shareholder Services Plan, Class A, Class B and Class C shares pay the Distributor at an annual rate of .25% of the value of their average daily net assets for the provision of certain services.The services provided may include personal services relating to shareholder accounts, such as answering shareholder inquiries regarding the fund and providing reports and other information, and services related to the maintenance of shareholder accounts. The Distributor may make payments to Service Agents (a securities dealer, financial institution or other industry professional) in respect of these services. The Distributor determines the amounts to be paid to Service Agents. During the period ended April 30, 2007, Class A, Class B and Class C shares were charged $507,825, $198,697 and $53,048, respectively, pursuant to the Shareholder Services Plan.

T h e F u n d 45

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

The fund compensates Dreyfus Transfer, Inc., a wholly-owned subsidiary of the Manager, under a transfer agency agreement for providing personnel and facilities to perform transfer agency services for the fund. During the period ended April 30, 2007, the fund was charged $152,201 pursuant to the transfer agency agreement.

The fund compensates Mellon Bank, N.A., an affiliate of the Manager, under a custody agreement for providing custodial services for the fund. During the period ended April 30, 2007, the fund was charged $113,673 pursuant to the custody agreement.

During the period ended April 30, 2007, the fund was charged $2,044 for services performed by the Chief Compliance Officer.

The components of Due to The Dreyfus Corporation and affiliates in the Statement of Assets and Liabilities consist of: management fees $273,686, Rule 12b-1 distribution plan fees $85,743, shareholder services plan fees $122,981, custodian fees $55,825, chief compliance officer fees $3,407 and transfer agency per account fees $70,656.

(d) Each Board member also serves as a Board member of other funds within the Dreyfus complex. Annual retainer fees and attendance fees are allocated to each fund based on net assets.

(e) Pursuant to an exemptive order from the SEC, the fund may invest its available cash balances in affiliated money market mutual funds. Management fees of the underlying money market mutual funds have been waived by the Manager.

NOTE 4—Securities Transactions:

The aggregate amount of purchases and sales (including paydowns) of investment securities, excluding short-term securities, financial futures, options transactions, forward currency exchange contracts and swap transactions during the period ended April 30, 2007, amounted to $2,013,250,480 and $2,098,290,335, respectively, of which $556,301,750 in purchases and $556,437,371 in sales were from mortgage dollar roll transactions.

46

A mortgage dollar roll transaction involves a sale by the fund of mortgage related securities that it holds with an agreement by the fund to repurchase similar securities at an agreed upon price and date. The securities purchased will bear the same interest rate as those sold, but generally will be collateralized by pools of mortgages with different prepayment histories than those securities sold.

The fund may invest in financial futures contracts in order to gain exposure to or protect against changes in the market. The fund is exposed to market risk as a result of changes in the value of the underlying financial instruments. Investments in financial futures require the fund to “mark to market” on a daily basis, which reflects the change in market value of the contracts at the close of each day’s trading. Accordingly, variation margin payments are received or made to reflect daily unrealized gains or losses.When the contracts are closed, the fund recognizes a realized gain or loss.These investments require initial margin deposits with a broker, which consist of cash or cash equivalents. The amount of these deposits is determined by the exchange or Board of Trade on which the contract is traded and is subject to change. Contracts open at April 30, 2007, are set forth in the Statement of Financial Futures.

The fund may purchase and write (sell) put and call options in order to gain exposure to or to protect against changes in the market.

As a writer of call options, the fund receives a premium at the outset and then bears the market risk of unfavorable changes in the price of the financial instrument underlying the option. Generally, the fund would incur a gain, to the extent of the premium, if the price of the underlying financial instrument decreases between the date the option is written and the date on which the option is terminated. Generally, the fund would realize a loss, if the price of the financial instrument increases between those dates.

As a writer of put options, the fund receives a premium at the outset and then bears the market risk of unfavorable changes in the price of

T h e F u n d 47

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

the financial instrument underlying the option. Generally, the fund would incur a gain, to the extent of the premium, if the price of the underlying financial instrument increases between the date the option is written and the date on which the option is terminated. Generally, the fund would realize a loss, if the price of the financial instrument decreases between those dates.

The following summarizes the fund’s call/put options written for the

period ended April	30, 2007:

	Face Amount		Options Terminated

	Covered by	Premiums		Net Realized
Options Written:	Contracts ($)	Received ($)	Cost ($)	Gain (Loss) ($)

Contracts outstanding
October 31, 2006	48,790,000	175,644
Contracts written	363,540,000	538,187
Contracts terminated:
Contracts closed	87,800,000	189,404	195,533	(6,129)
Contracts expired	77,790,000	265,350	—	265,350
Total contracts
terminated	165,590,000	454,754	195,533	259,221
Contracts outstanding
April 30, 2007	246,740,000	259,077

The fund enters into forward currency exchange contracts in order to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings and to settle foreign currency transac-tions.When executing forward currency exchange contracts, the fund is obligated to buy or sell a foreign currency at a specified rate on a certain date in the future. With respect to sales of forward currency exchange contracts, the fund would incur a loss if the value of the contract increases between the date the forward contract is opened and the date the forward contract is closed.The fund realizes a gain if the value of the contract decreases between those dates. With respect to purchases of forward currency exchange contracts, the fund would incur a loss if the value of the contract decreases between the date the forward contract is opened and the date the forward contract is closed. The fund realizes a gain if the value of the contract increases between those dates. The fund is also exposed to credit risk associated with

48

counterparty nonperformance on these forward currency exchange contracts which is typically limited to the unrealized gain on each open contract. The following summarizes open forward currency exchange contracts at April 30, 2007:

	Foreign			Unrealized
Forward Currency	Currency			Appreciation
Exchange Contracts	Amounts	Cost ($)	Value ($)	(Depreciation) ($)

Purchases:
Icelandic Krona,
expiring 6/20/2007 103,865,000		1,516,002	1,622,328	106,326
Sales:		Proceeds ($)
Euro,
expiring 6/20/2007	3,016,468	4,030,843	4,125,925	(95,082)
Total				11,244

The fund may enter into swap agreements to exchange the interest rate on, or return generated by, one nominal instrument for the return generated by another nominal instrument.

The fund accrues for the interim payments on swap contracts on a daily basis, with the net amount recorded within unrealized appreciation (depreciation) on swap contracts in the Statement of Assets and Liabilities. Once the interim payments are settled in cash, the net amount is recorded as realized gain (loss) on swaps, in addition to realized gain (loss) recorded upon the termination of swap contracts in the Statement of Operations. Fluctuations in the value of swap contracts are recorded as a component of net change in unrealized appreciation (depreciation) on investments.

Credit default swaps involve commitments to pay a fixed interest rate in exchange for payment if a credit event affecting a third party (the referenced company) occurs. Credit events may include a failure to pay interest or principal, bankruptcy, or restructuring. For those credit default swaps in which the fund is receiving a fixed rate, the fund is providing credit protection on the underlying instrument.The maxi-

T h e F u n d 49

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

mum payouts for these contracts are limited to the notional amount of each swap. The following summarizes open credit default swaps entered into by the fund at April 30, 2007:

					Unrealized
Notional	Reference		(Pay) Receive		Appreciation
Amount ($)	Entity	Counterparty	Fixed Rate (%) Expiration (Depreciation) ($)

900,000	ABX HE	Morgan
	2006-2 Index	Stanley	1.33	5/25/2046	(113,690)
1,160,000	ABX HE	Deutsche
	2006-2 Index	Bank	1.33	5/25/2046	33,287
370,000	ABX HE	J.P. Morgan
	2006-2 Index	Chase Bank	1.33	5/25/2046	9,925
3,160,000	ABX HE BBB	Deutsche
	2006-2 Index	Bank	1.33	5/25/2046	45,433
5,375,000	ABX HE BBB	J.P. Morgan
	2006-2 Index	Chase Bank	1.33	5/25/2046	(690,466)
3,892,000	Alcoa, 6.5%,
	6/1/2011	UBS	(.52)	6/20/2010	(49,116)
12,500,000	Altria, 7%,
	11/4/2013	Citigroup	(.27)	12/20/2011	(2,292)
6,810,000	AT&T, 5.1%,	J.P. Morgan
	9/15/2014	Chase Bank	(.49)	3/20/2017	(35,054)
5,310,000	AT&T, 5.1%,	J.P. Morgan
	9/15/2014	Chase Bank	(.44)	3/20/2017	(6,563)
3,830,000	Avon Products,
	7.15%,	J.P. Morgan
	11/15/2009	Chase Bank	(.44)	3/20/2017	(30,619)
2,550,000	Avon Products,
	7.15%,	J.P. Morgan
	11/15/2009	Chase Bank	(.48)	3/20/2017	(28,402)
1,000,000	Avon Products,
	7.15%,	J.P. Morgan
	11/15/2009	Chase Bank	(.49)	3/20/2017	(11,597)
1,670,000	Avon Products,
	7.15%,	J.P. Morgan
	11/15/2009	Chase Bank	(.45)	3/20/2017	(14,663)
3,360,000	Avon Products,
	7.15%,	Morgan
	11/15/2009	Stanley	(.48)	3/20/2017	(37,424)
3,110,000	CDX IG7 3-5%
	10yr. Index	UBS	5.88	12/20/2016	(172,577)
3,110,000	CDX IG7 3-5%
	10yr. Index	Barclays	5.90	12/20/2016	(168,438)
6,220,000	CDX IG7 3-5%
	7yr. Index	UBS	(2.65)	12/20/2013	233,871
6,220,000	CDX IG7 3-5%
	7yr. Index	Barclays	(2.60)	12/20/2013	247,817
2,979,000	Century Tel,
	7.875%,
	8/15/2012	Citigroup	(1.16)	9/20/2015	(52,736)

50

					Unrealized
Notional	Reference		(Pay) Receive		Appreciation
Amount ($)	Entity	Counterparty	Fixed Rate (%) Expiration (Depreciation) ($)

866,000	Century Tel,
	7.875%,	Morgan
	8/15/2012	Stanley	(1.15)	9/20/2015	(14,743)
3,892,000	ConocoPhilips,
	4.75%,
	10/15/2012	UBS	(.29)	6/20/2010	(28,139)
3,100,000	CSMC 2006-C5
	J 5.96%,	Morgan
	12/15/2039	Stanley	(.80)	12/15/2039	255,757
3,250,000	Dow Jones
	CDX.EM.6 Index	UBS	1.40	12/20/2011	53,840
3,300,000	Dow Jones	Deutsche
	CDX.EM.6 Index	Bank	1.40	12/20/2011	114,721
4,250,000	Dow Jones
	CDX.EM.6 Index	UBS	1.40	12/20/2011	57,169
2,000,000	Dow Jones	Morgan
	CDX.EM.6 Index	Stanley	1.40	12/20/2011	26,526
3,860,000	Dow Jones	Morgan
	CDX.NA.IG.4 Index	Stanley	(.69)	6/20/2010	(76,633)
3,055,000	Dow Jones
	CDX.NA.IG.4 Index	Citigroup	(.69)	6/20/2010	(60,652)
6,167,000	Dow Jones	Morgan
	CDX.NA.IG.4 Index	Stanley	(.35)	6/20/2010	(59,402)
3,871,000	Dow Jones
	CDX.NA.IG.4 Index	Merrill Lynch	(.31)	6/20/2010	(31,964)
9,270,000	Dow Jones
	CDX.NA.IG.7 Index	Citigroup	(1.09)	12/20/2016	134,467
18,540,000	Dow Jones
	CDX.NA.IG.7 Index	Citigroup	.51	12/20/2016	(120,538)
9,850,000	Dow Jones	J.P. Morgan
	CDX.NA.IG.7 Index	Chase Bank	(1.10)	12/20/2016	140,994
19,700,000	Dow Jones	J.P. Morgan
	CDX.NA.IG.7 Index	Chase Bank	.51	12/20/2016	(120,445)
6,210,000	Ford, 7.45%,	J.P. Morgan
	7/16/2031	Chase Bank	4.50	3/20/2012	(206,809)
1,585,000	Freeport-McMoran
	C & G, 10.125%,
	2/1/2010	Merrill Lynch	.92	6/20/2010	6,977
6,210,000	General Motors,
	7.125%,	J.P. Morgan
	7/15/2013	Chase Bank	(3.30)	3/20/2012	202,058
2,350,000	Home Depot,	Deutsche
	3.75%, 9/15/2009	Bank	(.56)	3/20/2017	(21,490)
13,265,000	JPMCC
	2006-CB15,
	CL.AJ, 5.89%,
	6/12/2043	Merrill Lynch	(.13)	6/20/2016	(42,689)

T h e F u n d 51

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

					Unrealized
Notional	Reference		(Pay) Receive		Appreciation
Amount ($)	Entity	Counterparty	Fixed Rate (%) Expiration (Depreciation) ($)

1,900,000	Kaupthing Bank,	Deutsche
	5.52%, 12/1/2009	Bank	.65	9/20/2007	5,545
7,475,000	Kaupthing Bank,	Deutsche
	5.52%, 12/1/2009	Bank	.52	9/20/2007	16,869
490,000	Kaupthing Bank,	J.P. Morgan
	5.52%, 12/1/2009	Chase Bank	.57	9/20/2007	1,231
1,420,000	Kimberly Clark,
	6.875%,	J.P. Morgan
	2/15/2014	Chase Bank	(.37)	12/20/2016	(11,404)
1,100,000	Kimberly Clark,
	6.875%,	Morgan
	2/15/2014	Stanley	(.38)	12/20/2016	(9,685)
5,400,000	Kimberly Clark,
	6.875%,	Morgan
	2/15/2014	Stanley	(.37)	12/20/2016	(43,367)
4,630,000	Kimberly Clark,
	6.875%,	J.P. Morgan
	2/15/2014	Chase Bank	(.37)	12/20/2016	(37,183)
310,000	Kimberly Clark,
	6.875%,	Morgan
	2/15/2014	Stanley	(.37)	12/20/2016	(2,490)
3,230,000	Kraft Foods,
	5.625%,	Goldman
	11/1/2011	Sachs & Co.	(.53)	6/20/2017	3,146
3,000,000	Kraft Foods,
	5.625%,
	11/1/2011	Barclays	(.57)	6/20/2017	2,697
7,790,000	Morgan Stanley,
	6.6%, 4/1/2012	UBS	(.62)	6/20/2015	(140,193)
6,250,000	Northern Tobacco,	Lehman
	5%, 6/1/2046	Brothers	1.35	12/20/2011	(51,725)
1,823,000	Nucor, 4.875%,	Bear
	10/1/2012	Stearns & Co.	(.40)	6/20/2010	(19,025)
3,300,000	Republic of
	Venezuela, 9.25,	Deutsche
	9/15/2027	Bank	(2.87)	6/20/2013	(133,138)
2,000,000	Republic of
	Venezuela, 9.25,	Morgan
	9/15/2027	Stanley	(2.53)	1/20/2017	(43,605)
3,250,000	Republic of
	Venezuela, 9.25,
	9/15/2027	UBS	(2.33)	11/20/2016	(45,277)
4,250,000	Republic of
	Venezuela, 9.25,
	9/15/2027	UBS	(2.33)	1/20/2017	(30,994)
6,250,000	Southern
	California Tobacco,
	5%, 6/1/2037	Citigroup	1.35	12/20/2011	(51,725)
3,110,000	Structured Index	Morgan Stanley	2.25	6/20/2016	34,627

52

					Unrealized
Notional	Reference		(Pay) Receive		Appreciation
Amount ($)	Entity	Counterparty	Fixed Rate (%) Expiration (Depreciation) ($)

5,200,000	Structured Model	J.P. Morgan
	Portfolio 0-3%	Chase Bank	-	9/20/2013	221,000
2,060,000	Structured Model	Morgan
	Portfolio 0-3%	Stanley	-	9/20/2013	121,254
3,950,000	Structured Model
	Portfolio 0-3%	UBS	-	9/20/2013	163,925
1,520,000	TABX.HE.07-1.06-
	2.BBB-.40-100,	Lehman
	5/25/2046	Brothers	.72	5/25/2046	(9,582)
4,812,000	TABX.HE.07-1.06-
	2.BBB-.40-100,	Morgan
	5/25/2046	Stanley	.72	5/25/2046	(238,654)
3,125,000	Univision
	Communication,	Lehman
	7.85%, 7/15/2011	Brothers	2.60	6/20/2010	11,440
2,150,000	VF, 8.5%,	Morgan
	10/1/2010	Stanley	(.72)	6/20/2016	(53,580)
2,610,000	VF, 8.5%,	Morgan
	10/1/2010	Stanley	(.46)	6/20/2016	(30,891)
1,100,000	VF, 8.5%,	Morgan
	10/1/2010	Stanley	(.45)	6/20/2011	(12,592)
3,855,000	VF, 8.5%,
	10/1/2010	UBS	(.45)	6/20/2011	(44,130)
Total					(1,061,805)

The fund may enter into interest rate swaps which involve the exchange of commitments to pay and receive interest based on a notional principal amount. The following summarizes open interest rate swaps entered into by the fund at April 30, 2007:

					Unrealized
Notional	Reference		(Pay) Receive		Appreciation
Amount	Entity/Curency	Counterparty	Fixed Rate (%) Expiration (Depreciation) ($)

407,720,000	CZK-3 MONTH
	PRIBOR	Merrill Lynch	3.02	2/14/2009	(52,606)
23,800,000	EUR- 6 MONTH	J.P. Morgan
	EURIBOR	Chase Bank	(4.21)	2/1/2009	63,109
7,501,000,000	JPY-6 MONTH
	LIBOR BBA	UBS	.88	5/11/2008	123,617
1,812,495,000	JPY-6 MONTH
	YENIBOR	Merrill Lynch	1.35	1/19/2012	42,655
217,850,000	SEK-3 MONTH	J.P. Morgan
	STIBOR	Chase Bank	3.75	12/4/2008	158,494
18,195,000	USD-3 MONTH	J.P. Morgan
	LIBOR BBA	Chase Bank	5.56	8/3/2016	559,462
Total					894,731

T h e F u n d 53

N O T E S T O F I N A N C I A L S TAT E M E N T S ( U n a u d i t e d ) (continued)

Risks may arise upon entering into these agreements from the potential inability of the counterparties to meet the terms of the agreement and are generally limited to the amount of net payments to be received, if any, at the date of default.

At April 30, 2007, accumulated net unrealized appreciation on investments was $4,984,167, consisting of $7,880,023 gross unrealized appreciation and $2,895,856 gross unrealized depreciation.

At April 30, 2007, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes (see the Statement of Investments).

NOTE 5—Subsequent Event:

The fund’s Board of Trustees approved the redesignation of the fund’s Class R shares as Class I shares, effective June 1, 2007.The description of the eligibility requirements for Class I shares remains the same as it was for Class R shares.

54

N O T E S

Item 2.	Code of Ethics.
Not applicable.
Item 3.	Audit Committee Financial Expert.
Not applicable.
Item 4.	Principal Accountant Fees and Services.
Not applicable.
Item 5.	Audit Committee of Listed Registrants.
Not applicable.
Item 6.	Schedule of Investments.
Not applicable.
Item 7.	Disclosure of Proxy Voting Policies and Procedures for Closed-End Management
Investment Companies.
Not applicable.
Item 8.	Portfolio Managers of Closed-End Management Investment Companies.
Not applicable.
Item 9.	Purchases of Equity Securities by Closed-End Management Investment Companies and
Affiliated Purchasers.
Not applicable.
Item 10.	Submission of Matters to a Vote of Security Holders.

The Registrant has a Nominating Committee (the "Committee"), which is responsible for selecting and nominating persons for election or appointment by the Registrant's Board as Board members. The Committee has adopted a Nominating Committee Charter (the "Charter"). Pursuant to the Charter, the Committee will consider recommendations for nominees from shareholders submitted to the Secretary of the Registrant, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor East, New York, New York 10166. A nomination submission must include information regarding the recommended nominee as specified in the Charter. This information includes all information relating to a recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Board members, as well as information sufficient to evaluate the factors to be considered by the Committee, including character and integrity, business and professional experience, and whether the person has the ability to apply sound and independent business judgment and would act in the interests of the Registrant and its shareholders.

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Nomination submissions are required to be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Item 11.	Controls and Procedures.

(a) The Registrant's principal executive and principal financial officers have concluded, based on their evaluation of the Registrant's disclosure controls and procedures as of a date within 90 days of the filing date of this report, that the Registrant's disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Registrant on Form N-CSR is recorded, processed, summarized and reported within the required time periods and that information required to be disclosed by the Registrant in the reports that it files or submits on Form N-CSR is accumulated and communicated to the Registrant's management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.

(b) There were no changes to the Registrant's internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Registrant's internal control over financial reporting.

Item 12.	Exhibits.

(a)(1) Not applicable.

(a)(2) Certifications of principal executive and principal financial officers as required by Rule 30a-2(a) under the Investment Company Act of 1940.

(a)(3) Not applicable.

(b) Certification of principal executive and principal financial officers as required by Rule 30a-2(b) under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dreyfus Premier Fixed Income Funds

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

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EXHIBIT INDEX

(a)(2) Certifications of principal executive and principal financial officers as required by Rule 30a-2(a) under the Investment Company Act of 1940. (EX-99.CERT)

(b) Certification of principal executive and principal financial officers as required by Rule 30a-2(b) under the Investment Company Act of 1940. (EX-99.906CERT)

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